UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

Youbet.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26015	95-4627253
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5901 De Soto Avenue, Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 668-2100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 5, 2008, Youbet.com, Inc. announced its financial results for the third quarter and nine months ended September 30, 2008. A copy of this press release is attached to this report as Exhibit 99.1.

The earnings press release contains disclosure regarding general and administrative costs excluding a one-time severance cost, which is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Information needed to reconcile general and administrative costs excluding a one-time severance cost with general and administrative expense, the most directly comparable GAAP measure, appears in the text of the release under “Nine Month 2008 Operating Results.”

Management believes that this non-GAAP financial measure serves as a useful supplemental measure that reflects core business performance by excluding the non-recurring severance cost. Management uses this measure to assess year-over-year business segment performance, as well as overall company performance. This measure should not be considered as an alternative to general and administrative expense as an indicator of our financial performance and may not be comparable to similarly titled measures used by other companies.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), or otherwise subject to the liability of that section, except if Youbet.com, Inc. specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits:

99.1	Youbet.com, Inc. Earnings Press Release dated November 5, 2008 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBET.COM, INC.

Date: November 5, 2008	By:	/s/ James A. Burk
James A. Burk Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Youbet.com, Inc. Earnings Press Release dated November 5, 2008 (furnished pursuant to Item 2.02 of Form 8-K).